UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 25, 2004

WESTERN GAS RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10389	84-1127613
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 18th Street, Suite 1200, Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-5603

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

On May 25, 2004, Western Gas Resources, Inc. issued a press release announcing that its Board of Directors has approved the redemption on June 24, 2004 of all of its outstanding $155 million aggregate principal amount of 10% Senior Subordinated Notes due 2009 at a redemption price of 105 percent of the principal amount plus accrued and unpaid interest through the redemption date.

The press release is attached as an exhibit to this Form 8-K and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c)                                  Exhibit:

99                                  Press release dated May 25, 2004 announcing that Western Gas Resources, Inc. has approved the redemption of its senior subordinated notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS RESOURCES, INC.
(Registrant)

Date:	May 26, 2004	By:	/s/ William J. Krysiak
Name: William J. Krysiak
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press release dated May 25, 2004 announcing that Western Gas Resources, Inc. has approved the redemption of its senior subordinated notes.